UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2014 (December 16, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ARC PROPERTIES OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)
(3)     On December 16, 2014, in connection with Gavin Brandon’s appointment as American Realty Capital Properties, Inc.’s (the “Company”) Chief Accounting Officer as previously announced on October 29, 2014, Mr. Brandon entered into an Employment Letter, effective as of October 28, 2014 (the “Employment Letter”), and an Employee Confidentiality and Non-Competition Agreement, entered into as of December 16, 2014 (the “Confidentiality and Non-Competition Agreement”) with the Company.
Under his Employment Letter, Mr. Brandon will have the title of Chief Accounting Officer of the Company and report to the Company’s Chief Financial Officer and executive management. The Employment Letter provides Mr. Brandon with an annual base salary of $320,000 (to be in effect through December 31, 2015), eligibility for an annual cash bonus in accordance with the Company’s bonus policy for years commencing after December 31, 2014, and eligibility to receive standard employee benefits given to the Company’s employees.
Within 30 days following December 16, 2014, subject to the approval of the Company’s Board of Directors (the “Board”) or the Board’s Compensation Committee, Mr. Brandon will receive a retention grant consisting of the number of restricted shares or units of the Company’s common stock equal in value to $200,000 (the “Retention Grant”). The number of shares of the Company’s common stock to be granted pursuant to the Retention Grant will be determined based on the closing price of the Company’s common stock on the last trading day immediately prior to the grant date, such price to be rounded down to the nearest amount to provide for the grant of a whole number of shares. Subject to Mr. Brandon’s continued service to the Company, (i) 50% of the Retention Grant will vest equitably on each of the first, second, third and fourth anniversaries of October 28, 2014 solely based on Mr. Brandon’s continuous service and (ii) 50% of the Retention Grant will vest equitably on each of the first, second, third and fourth anniversaries of October 28, 2014, subject to the Company’s common stock achieving a trading price of at least $10.00 per share for any 20 consecutive days prior to December 31, 2017.
Pursuant to the Employment Letter, the Company may terminate Mr. Brandon’s employment with or without cause (as defined in the Employment Letter) at any time, and Mr. Brandon may terminate his employment for any reason upon 60 days’ written notice to the Company. In the event of a termination of Mr. Brandon by the Company without cause, Mr. Brandon will be entitled to receive a continued payment of his base salary for a period of six (6) months and full vesting of the Retention Grant, subject to his execution of a fully effective and non-revocable release of claims in a form provided by the Company.
In connection with the Employment Letter, Mr. Brandon also entered into the Confidentiality and Non-Competition Agreement, pursuant to which Mr. Brandon is subject to certain confidentiality, non-competition and other obligations.
The foregoing descriptions of the terms of Mr. Brandon’s agreements with the Company do not purport to be complete and are qualified in their entirety by reference to the Employment Letter and the Confidentiality and Non-Competition Agreement, copies of which are attached to this report as Exhibits 99.1 and 99.2, respectively.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Employment Letter, effective as of October 28, 2014
99.2	Confidentiality and Non-Competition Agreement, effective as of December 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ Richard A. Silfen
Name:	Richard A. Silfen
Title:	Executive Vice President, General Counsel and Secretary

ARC PROPERTIES OPERATING PARTNERSHIP, L.P. By: American Realty Capital Properties, Inc., its sole general partner

By:	/s/ Richard A. Silfen
Name:	Richard A. Silfen
Title:	Executive Vice President, General Counsel and Secretary

Date: December 22, 2014

Exhibit Index

Exhibit No.	Exhibit
99.1	Employment Letter, effective as of October 28, 2014
99.2	Confidentiality and Non-Competition Agreement, effective as of December 16, 2014